NATIONAL RURAL UTILITIES
                         COOPERATIVE FINANCE CORPORATION
                             ____________________

                    AMENDED AND RESTATED CREDIT AGREEMENT
                              (364-Day Agreement)

                        dated as of November 24, 1998
                             ____________________

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                          as Administrative Agent,

                     J.P. MORGAN SECURITIES INC. and
                         THE BANK OF NOVA SCOTIA,
                         as Co-Syndication Agents
                              ____________________

                     J.P. MORGAN SECURITIES INC. and
                         THE BANK OF NOVA SCOTIA,
                            Co-Lead Arrangers

                             ____________________


                            NATIONSBANK, N.A. and
                   THE FIRST NATIONAL BANK OF CHICAGO,
                           Co-Documentation Agents

                    AMENDED AND RESTATED CREDIT AGREEMENT
                             (364-Day Agreement)

AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 24, 1998 amending and restating the 364-Day Credit Agreement dated as of February 28, 1995, as amended and restated as of November 26, 1996 and as amended and restated as of November 25, 1997 (the "Agreement") among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (the "Borrower"), the several BANKS from time to time party thereto (the "Banks"), J.P. MORGAN SECURITIES INC. and THE BANK OF NOVA SCOTIA, as Co-Syndication Agents (the "Co-Syndication Agents"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Agent").

	W I T N E S S E T H :
WHEREAS, the parties hereto wish to amend the Agreement to (i) extend the availability of the Commitments and (ii) increase or decrease the amount of the Commitment of certain Banks under the Agreement;

WHEREAS, no Loans are outstanding under the Agreement at the date hereof; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

SECTION 2. Amendment of Termination Date. The definition of "Termination Date" in Section 1.01 of the Agreement is amended by replacing the date "November 24, 1998" with the date "November 23, 1999".

SECTION 3. Increase of Commitments. The third proviso in Section 2.16 is amended to read in its entirety as follows:

"provided, further that any such increase or creation may apply, at the option of the Borrower, as set forth in clause (x) or (y) above but without the consent of the Required Banks so long as the amount of such increase or the amount of such new Commitment so created, as the case may be, when added to the aggregate amount of all existing Commitments, does not exceed $2,700,000,000. It is understood that any increase in the amount of the Commitments pursuant to this Section 2.16 shall not constitute an amendment to this Agreement or the Notes."

SECTION 4.  Financial Statements.  (a) Each reference to "May 31, 1996" in
Section 4.02(a) of the Agreement is changed to "May 31, 1998".

	(b) 	Each reference to "August 31, 1996" in Section 4.02(b) of
        the Agreement is changed to "August 31, 1998".

SECTION 5. Pricing Schedule. The Pricing Schedule is amended to read in its entirety as set forth in Exhibit A hereto.

SECTION 6. Amendments to Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with
Section 10: (i) each Person listed on the signature pages hereof which is not a party to the Agreement shall become a Bank party to the Agreement and
(ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on Schedule I hereto. Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Sections 2.13, 8.03 and 9.03 of the Agreement shall continue to inure to the benefit of each such Bank.

SECTION 7. Increase of Commitments under Five-Year Amended and Restated Revolving Credit Agreement. By entering into this Agreement, each Bank which is as of the date hereof a party to the Five-Year Amended and Restated Revolving Credit Agreement dated as of November 26, 1996 among the Borrower, the several Banks from time to time party thereto, the Co-Syndication Agents and the Agent (the "Five-Year Agreement"), hereby waives the 45-day advance notice requirement of Section 2.16 of the Five-Year Agreement to the extent necessary to permit any party to this Agreement to increase its Commitment (as defined in the Five-Year Agreement) under the Five-Year Agreement or become a party thereto, as the case may be, by execution and delivery of a counterpart thereto.

SECTION 8. Representations and Warranties. The Borrower represents and warrants that as of the date hereof and after giving effect hereto:

	(a) 	no Default has occurred and is continuing; and

	(b) 	each representation and warranty of the Borrower set forth

        in the Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date.

SECTION 9. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 10. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective on the date that the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

provided that this Amendment and Restatement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than November 24, 1998. The Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE
CORPORATION

By: /s/ Steven L. Lilly
Title: Senior Vice President and Chief Financial Officer

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By: /s/ Carl J. Mehldau, Jr.
      Title: Associate

THE BANK OF NOVA SCOTIA

By: /s/ James R. Trimble
Title: Senior Relationship Manager

ABN-AMRO BANK N.V.

By: /s/ Diane R. Maurice
      Title: Vice President

By: /s/ John M. Kinney
      Title: Assistant Vice President

BANCA CRT S.p.A.

By: /s/ J. Slade Carter, Jr.
      Title: Vice President

By: /s/ Eric S. Salat
      Title: Vice President Corporate Banking

BANCA MONTE DEI PASCHI DI SIENA,
       S.p.A.

By: /s/ G. Natalicchi
      Title: Senior Vice president and General Manager

By:/s/ Brian R. Landy
      Title: Vice President

BANK OF MONTREAL

By: /s/ Ian M. Plester
Title: Director

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By: /s/ John R. Jeffers
      Title: Senior Vice President and Manager

BANKERS TRUST COMPANY

By: /s/Marcus M. Tarkington
      Title: Principal

BANQUE NATIONALE DE PARIS

By: /s/ Veronique Marcus
      Title: Assistant Vice President

By: /s/ Phil Truesdale
      Title: Vice President

BARCLAYS BANK PLC

By: /s/ Karen M. Wagner
      Title: Associate Director

BAYERISCHE LANDESBANK
GIROZENTRALE

By: /s/ Alexander Kohnert
      Title: Vice President

By: /s/ Scott Allison
      Title: First Vice President

COMMERZBANK AG, NEW YORK
       BRANCH

By: /s/ Robert Donohue
      Title: Vice President

By: /s/ Peter Doyle
      Title: Assistant Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By: /s/ Vladimir Labun
      Title: First Vice President - Manager

CRESTAR  BANK

By: /s/ Diane E. Bauman
      Title: Vice President

HARRIS TRUST AND SAVINGS BANK

By: /s/ Stan C. Rosendahl
      Title: Vice President

KBC BANK N.V.

By: /s/ Robert Snauffer
      Title: First Vice President

By: /s/ Marcel Claes
      Title: Deputy General Manager

MELLON BANK, N.A.

By: /s/ Mark W. Rogers
      Title: Vice President

NATIONSBANK, N.A.

By: /s/ Paula Z. Kramp
      Title: Vice President

NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK
BRANCH AND/OR CAYMAN ISLAND BRANCH

By: /s/ Irene A. Burczynski
      Title: Vice President

By: /s/ Stephen K. Hunter
      Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Thomas A. Majeski
      Title: Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW YORK BRANCH

By: /s/ Mark L. Laponte
      Title: Vice President

By: /s/ W. Pieter C. Kodde
Title: Vice President

SUNTRUST BANK, CENTRAL FLORIDA,
N.A.

By:/s/ Ronald K. Rueve
      Title: Vice president

THE FIRST NATIONAL BANK OF
CHICAGO

By: /s/ Madeleine N. Pember
      Title: Assistant Vice President

THE FUJI BANK, LIMITED

By: /s/ Raymond Ventura
      Title: Vice President and Manager

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, NEW YORK BRANCH

By: /s/ John Dippo
      Title: Senior Vice President

THE NORINCHUKIN BANK, NEW YORK
BRANCH

By: /s/ Yoshiro Niiro
      Title: General Manager

THE TOKAI BANK, LTD.

By: /s/ Shinichi Allen Nakatani
      Title: Assistant General Manager

THE TORONTO-DOMINION BANK

By: /s/ Sonja R. Jordan
      Title: Manager Credit Administration

BANCO DI NAPOLI, S.p.A. - NEW YORK
 	BRANCH

By: /s/ Vito Spada
      Title: Executive Vice President

By: /s/ Francesco Di Mario
      Title: Vice President

COMERICA BANK

By: /s/ Dan M. Roman
      Title: Vice President

CREDIT AGRICOLE INDOSUEZ

By: /s/ Cheryl A. Solometo
Title: Vice President

By: /s/ Craig Welch
      Title: Financial Vice President

FIRST HAWAIIAN BANK

By: /s/ Scott R. Nahme
      Title: Vice President

THE CHASE MANHATTAN BANK

By: /s/ Thomas L. Casey
      Title: Vice President

J.P. MORGAN SECURITIES INC., as Arranger and Co-Syndication Agent

By: /s/ Timothy S. Broadbent
      Title: Vice President

THE BANK OF NOVA SCOTIA, as
Co-Syndication Agent

By: /s/ James R. Trimble
      Title: Senior Relationship Manager

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent

By: /s/ Carl J. Mehldau, Jr.
      Title: Associate

THE ASAHI BANK, LTD.

By: /s/ Douglas E. Price
      Title: Senior Vice President

THE LONG-TERM CREDIT BANK OF
       JAPAN, LTD., NEW YORK BRANCH

By: /s/ Greg Hong
      Title: Deputy General Manager

BANK AUSTRIA AG

By: /s/ Robert TenHave
      Title: Senior Vice President

By: /s/ Amy Rick
      Title: Vice President

THE DAI-ICHI KANGYO BANK, LTD.

By: /s/ Azlan S. Ahmad
      Title: Account Officer

DRESDNER BANK AG

By: /s/ Andrew Schroeder
      Title: Vice President

By /s/ Lucas Missong
      Title: Vice President

NATIONAL WESTMINSTER BANK PLC
       NEW YORK BRANCH

By: /s/ Anne Marie Torre
      Title: Vice President

NATIONAL WESTMINSTER BANK PLC
       NASSAU BRANCH

By: /s/ Anne Marie Torre
      Title: Vice President

THE SAKURA BANK, LTD.

By: /s/ Yasumasa Kikuchi
      Title: Senior Vice President

THE SANWA BANK, LIMITED

By: /s/ Stephen C. Small
      Title: Vice President and Area Manager

THE TOYO TRUST AND BANKING
      COMPANY, LIMITED, NEW YORK BRANCH

By: /s/ Takashi Mikumo
      Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By: /s/ Donald H. Rubin
      Title: Vice President

THE YASUDA TRUST & BANKING
COMPANY LTD.

By: /s/ Junichiro Kawamura
      Title: Vice President

US BANK NATIONAL ASSOCIATION

By: /s/ Thomas W. Cherry
      Title: Vice President

FLEET NATIONAL BANK

By: /s/ Thomas L. Rose
      Title: Vice President

BANCA DI ROMA

By: /s/ William J. Fontana
      Title: Vice President

By: /s/ Steven Paley
      Title: Vice President

FIRST UNION NATIONAL BANK

By: /s/ Joe K. Dancy
      Title: Associate

NORWEST BANK MINNESOTA,
 NATIONAL ASSOCIATION

By: /s/ Ann C. Pifer
      Title: Vice President

	EXHIBIT A

	PRICING SCHEDULE


The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status and Utilization that exist on such day:

                                LEVEL I         LEVEL II        LEVEL III
>
Euro-Dollar                     0.165%          0.20%           0.23%

Margin

   If Utilization is equal
   to or less than 50%

   If Utilization exceeds
   50%                          0.165%          0.325%          0.355%

CD Margin                       0.295%          0.325%          0.355%

   If Utilization is equal
   to or less than 50%

   If Utilization exceeds 50%   0.295%          0.45%           0.48%

Facility Fee Rate               0.085%          0.10%           0.12%



For purposes of this Schedule, the following terms have the following meanings:

"Level I Status" exists at any date if, at such date, the Borrower has outstanding senior unsecured long-term debt and such debt, without third party enhancement, is rated (or, if on such date the Borrower has no outstanding senior unsecured long-term debt, evidence satisfactory to the Agent is provided to the effect that the rating of senior unsecured long-term debt of the Borrower, assuming that it had outstanding senior unsecured long-term debt, would be rated) at least AA- (or any equivalent rating which is used in lieu thereof) by S&P or Aa3 (or any equivalent rating which is used in lieu thereof) by Moody's.

"Level II Status" exists at any date, if at such date, the Borrower has outstanding senior unsecured long-term debt and such debt, without third party enhancement, is rated (or, if on such date the Borrower has no outstanding senior unsecured long-term debt, evidence satisfactory to the Agent is provided to the effect that the rating of senior unsecured long-term debt of the Borrower, assuming that it had outstanding senior unsecured long-term debt, would be rated) at least A+ (or any equivalent rating which is used in lieu thereof) or higher by S&P or A1 (or any equivalent rating which is used in lieu thereof) or higher by Moody's and Level I Status does not exist at such date.

"Level III Status" exists at any date if, at such date, neither of Level I Status nor Level II Status exists.

"Status" refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

"Utilization" means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be greater than 50%.

The credit ratings to be utilized for purposes of this Pricing Schedule shall be, so long as the Borrower's unsecured Medium Term Notes are rated by either S&P or Moody's, those assigned to the Borrower's unsecured Medium Term Notes. The rating in effect at any date is that in effect at the close of business on such date.

                                  Schedule I

Bank                                                       Commitment

MORGAN GUARANTY TRUST COMPANY OF NEW YORK               $   150,000,000

THE FIRST NATIONAL BANK OF CHICAGO                      $   150,000,000

THE BANK OF NOVA SCOTIA                                 $   145,000,000

CREDIT LYONNAIS NEW YORK BRANCH                         $   135,000,000

THE CHASE MANHATTAN BANK                                $   135,000,000

ABN-AMRO BANK N.V.                                      $   120,000,000

THE TORONTO-DOMINION BANK                               $     90,000,000

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
"RABOBANK NEDERLAND", NEW YORK BRANCH                   $     85,000,000

BANK OF TOKYO-MITSUBISHI TRUST COMPANY                  $     77,500,000

THE NORINCHUKIN BANK, NEW YORK BRANCH                   $     62,500,000

US BANK NATIONAL ASSOCIATION                            $     60,000,000

COMERICA BANK                                           $     50,000,000

FLEET NATIONAL BANK                                     $     50,000,000

PNC BANK, NATIONAL ASSOCIATION                          $     50,000,000

THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH  $     42,500,000

BANCA MONTE DEI PASCHI DI SIENA, S.p.A.                 $     40,000,000

NATIONSBANK, N.A.                                       $     40,000,000

COMMERZBANK AG, NEW YORK BRANCH                         $     37,500,000

NORDDEUTSCHE LANDESBANK GIROZENTRALE New York Branch
and/or Cayman Island Branch                             $     37,500,000

KBC BANK N.V.                                           $     30,000,000

THE FUJI BANK, LIMITED                                  $     30,000,000

BANCO DI NAPOLI, S.p.A - NEW YORK BRANCH                $     25,000,000

BANKERS TRUST COMPANY                                   $     25,000,000

BANQUE NATIONALE DE PARIS                               $     25,000,000

BARCLAYS BANK PLC                                       $     25,000,000

BAYERISCHE LANDESBANK GIROZENTRALE                      $     25,000,000

CRESTAR  BANK                                           $     25,000,000

HARRIS TRUST AND SAVINGS BANK                           $     25,000,000

MELLON BANK, N.A.                                       $     25,000,000

THE TOKAI BANK, LTD.                                    $     25,000,000

BANCA CRT S.p.A.                                        $     20,000,000

SUNTRUST BANK, CENTRAL FLORIDA, N.A.                    $     17,500,000

BANCA DI ROMA                                           $     12,500,000

BANK OF MONTREAL                                        $     12,500,000

FIRST HAWAIIAN BANK                                     $     12,500,000

FIRST UNION NATIONAL BANK                               $     12,500,000

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION            $     10,000,000

BANK AUSTRIA AG                                         $              0

CREDIT AGRICOLE INDOSUEZ                                $              0

DRESDNER BANK AG                                        $              0

NATIONAL WESTMINSTER BANK PLC New
York Branch and Nassau Branch                           $              0

THE ASAHI BANK, LTD.                                    $              0

THE DAI-ICHI KANGYO BANK, LTD.                          $              0

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
NEW YORK BRANCH                                         $              0

THE SAKURA BANK, LTD.                                   $              0

THE SANWA BANK, LIMITED                                 $              0

THE TOYO TRUST AND BANKING COMPANY, LIMITED,
NEW YORK BRANCH                                         $              0

THE YASUDA TRUST & BANKING COMPANY LTD.                 $              0

UNION BANK OF CALIFORNIA, N.A.                          $              0

Total Commitments                                       $  1,940,000,000
